Exhibit 10.2

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of                        , 2008 (“Agreement”), by and among KOREA MILESTONE ACQUISITION CORPORATION, a Cayman Islands company (the “Company”), SANG-CHUL KIM, MOON-YOUL BAN, JHONG WON KIM, SOO-HYUNG LEE, and YONG HYUN KANG collectively, the “Existing Shareholders”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”).

         WHEREAS, the Company has entered into an Underwriting Agreement, dated                        , 2008 (“Underwriting Agreement”), with Broadband Capital Management (“Broadband”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, the Underwriters have agreed to purchase 5,000,000 units (“Units”) of the Company. Each Unit consists of two ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one warrant to purchase one Ordinary Share, all as more fully described in the Company’s final Prospectus, dated                        , 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. ___-________) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on                        , 2008 (“Effective Date”).

         WHEREAS, the Underwriters have required as a condition to purchase of the Units that the Existing Shareholders deposit the number of Ordinary Shares (the “Escrow Shares”), and that Sang-Chul Kim deposit the Private Warrants (as defined in the Warrant Agreement dated                        , 2008 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”), in each case, as set forth opposite their respective names in Exhibit A attached hereto (the Escrow Shares and Private Warrants are collectively referred to herein as the “Escrow Securities”) in escrow as hereinafter provided.

         WHEREAS, the Company and the Existing Shareholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

         IT IS AGREED:

         1.    Appointment of Escrow Agent.  The Company and the Existing Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

       2.    Deposit of Escrow Shares.  On or before the Effective Date, each of the Existing Shareholders shall have delivered or caused to be delivered to the Escrow Agent certificates representing his, her, or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Existing Shareholder acknowledges that the certificates representing his, her or its Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3.    Disbursement of the Escrow Securities.  The Escrow Agent shall hold the Escrow Shares until the date that is one year after the date of consummation of an Initial Business Combination (as defined in the Warrant Agreement) and the Private Warrants until the consummation of an Initial Business Combination (in each case, the “Escrow Period”), on which respective dates it shall, upon written instructions from the Company’s Chief Executive Officer or Chief Financial Officer, disburse the Escrow Shares (and any applicable stock power) or Private Warrants, as the case may be, to the Existing Shareholders or Sang-Chul Kim (as applicable); provided, however, that at the end of the 30-day period in which the Underwriters may exercise their over-allotment to purchase an additional 750,000 Units of the Company (as described in the Registration Statement), or, if earlier, the date the Underwriters terminate their over-allotment option, the Company shall give the Escrow Agent notice with respect to the amount, if any, of the over-allotment that was exercised by the Underwriters and, upon such notice, the Existing Shareholders agree that the Escrow Agent shall deliver to the Company for repurchase, at a price per share of $0.0001 in cash, the number of Escrow Shares held by each Existing Shareholder determined by multiplying (a) the product of (i) 375,000, multiplied by (ii) a fraction, (x) the numerator of which is the number Escrow Shares held by each Existing Shareholder, and (y) the denominator of which is the total number of Escrow Shares, by (b) a fraction, (i) the numerator of which is 750,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 750,000; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities held pursuant to this Agreement; provided further, however, that if, after the Company consummates an Initial Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, in a form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Existing Shareholders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

         4.    Rights of Existing Shareholders in Escrow Securities.

          4.1.    Voting Rights as a Stockholder Subject to the terms of the Insider Letter described in Section 4.3 hereof and except as herein provided, the Existing Shareholders shall retain all of their rights as shareholders of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

          4.2.    Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Existing Shareholders, but all dividends payable in securities or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

          4.3.    Restrictions on Transfer.    During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of Existing Shareholder’s immediate family or to a trust, the beneficiary of which is an Existing Shareholder or a member of an Existing Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Existing Shareholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement and, as applicable, the Insider Letter signed by the Existing Shareholder transferring the Escrow Securities (as applicable) and/or the Warrant Agreement. Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may only be released from escrow in accordance with Section 3 hereof. As used herein, the term “Insider Letter” refers to that letter entered into by each of the Existing Shareholders, with Broadband and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement, respecting the rights and obligations of such Existing Shareholder in certain events, including but not limited to the liquidation of the Company and certain voting and transfer restrictions which will apply during the Escrow Period.

          4.4.    Private’s Warrants.  Sang-Chul Kim acknowledges that the Private’s Warrants are subject to restrictions on exercise and transfer during the Escrow Period as specified in the Warrant Agreement.

         5.    Concerning the Escrow Agent.

          5.1.    Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

    5.2.    Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3.    Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

          5.4.    Further Assurances.  From time to time on and after the date hereof, the Company and the Existing Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          5.5.    Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

          5.6.    Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

          5.7.    Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

          5.8.    Trust Account Waiver.  The Escrow Agent hereby waives all right, title, interest, or claim of any kind (“Claim”) in or to any monies in the trust account of the Company (the “Trust Account”) created pursuant to the Investment Management Trust Agreement, dated as of [    •    ], 2008, by and between the Company and Continental Stock Transfer & Trust Company, as Trustee, that it may have now or in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

         6.    Miscellaneous.

         6.1.    Governing Law.    This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

          6.2.    Third Party Beneficiaries.    Each of the Existing Shareholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Broadband.

         6.3.    Entire Agreement.    This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by each party hereto. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

          6.4.    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.5.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          6.6.    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Korea Milestone Acquisition Corporation
SoftForum Building, 8th Floor
545-7, Dogokdong
Gangnam, Seoul, Korea 135-170
Attn: Moon-Youl Bahn
Fax No.: (82) (2) 2177-9696

If to an Existing Shareholder, to his, her or its address set forth in Exhibit A.
and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Chairman
Fax No.: (212) 509-5150

A copy of any notice sent hereunder shall be sent to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.
Fax No.: (212) 983-3115

and:

Broadband Capital Management
712 Fifth Avenue, 49th Floor
New York, New York 10022
Attn: Michael Rapp, Chairman
Fax No.: (212) 759-2943

and:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Douglas S. Ellenoff Esq.
Fax No.: (212) 370-7889

         The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          6.7.    Liquidation of the Company.    The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate an Initial Business Combination within the time period(s) specified in the Prospectus.

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WITNESS the execution of this Agreement as of the date first above written.

“COMPANY” KOREA MILESTONE ACQUISITION CORPORATION

By:
Name: Title:

“EXISTING SHAREHOLDERS”

By:
Sang-Chul Kim

By:
Moon-Youl Ban

By:
Jhong Won Kim

By:
Soo-Hyung Lee

By:
Yong Hyun Kang

By:
“ESCROW AGENT”

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Title:

Exhibit A

Name and Address of Existing Shareholder	Number of Escrow Shares	Stock Certificate Number	Date of Insider Letter	Number of Private Warrants	Warrant Certificate Number
Sang-Chul Kim [Address] Attn:				2,307,692
Moon-Youl Ban [Address]				0	N/A
Jhong Won Kim [Address]				0	N/A
Soo-Hyung Lee [Address]				0	N/A
Yong Hyun Kang [Address]				0	N/A